Exhibit 10.19

AGINCOURT, LTD

10 South Riverside Plaza, #1800

Chicago, Illinois 60606

December 12, 2013

Tom Parigian

Managing Partner

Paulson Investment Company

40 Wall Street, New York, NY 10005

Re: Sub-Agency Agreement

Dear Mr. Parigian:

Pursuant to that certain Exclusive Investment Banking Agreement dated March 12, 2013 and supplemented on May 21, 2013 and as of even date herewith (the "Placement Agency Agreement"), Agincourt, Ltd. (“AGENT”) has been engaged by Cardax Pharmaceuticals, Inc., a Delaware corporation (“Holdings”), and (the "Company"), to act as the Company's lead placement agent in connection with the offering by the Company of shares of common stock (the “Common Stock”) of Koffee Korner, Inc., a Delaware corporation (“PubCo”), and warrants to purchase shares of Common Stock (the “Warrants”) which will be issued and sold contingent upon, and at the closing of, the proposed merger of a wholly owned subsidiary of PubCo with and into Cardax Pharma, Inc. (“Pharma”), a wholly owned subsidiary of the Company resulting in, among other matters, PubCo owning 100% of Pharma and Holdings owning more than 50% of the Common Stock of PubCo. The shares of the Common Stock and the Warrants (collectively, the “Securities”) that will be issued and sold in the offering (the "Offering") will be offered on a "best efforts" basis to "accredited investors", as defined in Regulation D under the Securities Act of 1933, as amended (the "Act"), in a "private placement" under Section 4(2) and Regulation D of the Act. The AGENT is not obligated to provide more than its commercially reasonable efforts to place the Securities to consummate the Offering and the Company has the right to terminate the Offering. This Sub-Agency Agreement (this ''Agreement") sets forth the terms and consideration Paulson Investment Co. Inc., an Oregon Corporation ("Paulson."), will receive from AGENT in connection with its role as the AGENT's sub-agent in the Offering.

1.   Services. Paulson will assist AGENT in placing the Securities to be sold in the Offering to selected investors who are "accredited investors". Paulson acknowledges that AGENT, as the lead placement agent, has full authority to administer the Offering and to take such actions and make decisions as AGENT in its sole discretion deems appropriate.

(a)          Fees. Simultaneously with each closing of the Offering, AGENT shall direct the escrow agent for the Offering to pay Paulson from the escrow account established for the Offering a cash placement fee equal 9% of the aggregate purchase price paid by each Referred Investor (as defined below) for Securities that are sold at such closing (the "Placement Agent's Fee"). AGENT agrees that no closing in which subscription funds submitted by Referred Investors are included as proceeds shall be consummated without providing for payment to Paulson as contemplated herein and that, in the event an escrow account is not used in connection with one or more closings, then AGENT shall immediately pay Paulson, or cause Paulson to be paid, the Placement Agent's Fee from compensation AGENT receives or is due in relation to each closing. The Placement Agent's Fee shall be paid to Paulson by wire transfer or in such other manner as Paulson may reasonably request from time to time.

Within 15 days following the final closing of the Offering, Paulson will provide the AGENT, and PubCo with a list of all persons that were Specifically Introduced in connection with the Offering. Should any person that was Specifically Introduced make an investment in PubCo or Pharma, through an offering that is not a public offering by either of those companies, at any time during the period which extends for a period of eighteen (18) months from the date of the final closing, the company which receives the investment shall pay Paulson the fee Paulson would receive if the investment were made in this offering.

(b)          Certain Definitions. As used herein, "Referred Investors" means investors whom Paulson "introduced" (as defined below) to AGENT and which AGENT introduces to the Company during the period commencing on the earlier of the date of this Agreement or of the earliest date on the Offering Documents (as defined below) and ending on the later of the date of the final closing in relation to the Offering or the date that the Offering is terminated. An investor "introduced'' by Paulson to AGENT means a person or entity (and any related family members, successors or affiliates, including, without limitation affiliated entities and trusts) that is identified by Paulson to AGENT on a schedule to be provided by Paulson on or before each Closing, subject to the Company's approval and agreement, or in another reasonable manner (e.g., by email or hand notice), who as a result of actions by Paulson (i) met with the Company and/or had a conversation with the Company either in person or via telephone or other means of communication regarding the Offering or (ii) was provided with a copy of the Offering Documents by Paulson, the Company or AGENT based upon expressing an interest in the Offering, and was not previously introduced to the Company by AGENT or any other placement agent acting for AGENT or the Company; provided, that an investor introduced by Paulson to AGENT and which AGENT introduces to the Company will not be a "Referred Investor" and Paulson will not receive any fee or compensation with respect to such investor if such investor: (i) is an institutional investor unless such institutional investor was approved by AGENT as a potential Referred Investor prior to the distribution of any Offering Documents to such institutional Investor; or (ii) was introduced to AGENT or to the Company by any other placement agent engaged by AGENT or the Company in connection with the Offering. A "Specifically Introduced'' means a person or entity (and any related family members, successors or affiliates, including, without limitation affiliated entities and trusts) that is identified by Paulson to AGENT on a schedule to be provided by Paulson on or before each Closing, subject to the Company's approval and agreement, or in another reasonable manner (e.g., by email or hand notice), who as a result of actions by Paulson met with the Company and/or had a conversation with the Company either in person or via telephone or other means of communication regarding the Offering.

(c)          Warrant Coverage / Compensation. In addition to the Placement Agent's Fee, as additional compensation, AGENT shall cause Paulson or its designees who are accredited investors to be paid a warrant (the "Agent's Warrants") to purchase such number of shares of the Company's common stock equal to 8% of the total number of shares of PubCo's common stock all Securities sold are convertible into at the closing of the Reverse Acquisition, at a purchase price of $0.625 per share (or such other price per share that equals the lowest purchase price per share that is specified in a warrant granted to AGENT arising from AGENT's services to the Company pursuant to the Placement Agency Agreement). Capitalized terms used in this Section 1(c) but not otherwise defined herein shall have the respective meanings given to such terms in the Offering Documents.

(d)          Expenses. Contingent upon the closing of the first Offering, Paulson shall receive a non-accountable expense fee of $20,000. Beyond the aforementioned expense fee, Paulson shall be responsible for its own expenses incurred in connection with this engagement, unless approved in writing in advance by the AGENT. Paulson shall be responsible to pay any and all fees and expenses of its Representatives, and shall comply with all laws, rules and regulations (including, without limitation, any and all filings and compliance with the FINRA rules and regulations) applicable to payments involving third parties.

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(e)          Survival. The obligations of AGENT set forth in this Section 1 shall survive termination of this Agreement. Payment to Paulson and its designees, if any, of the Placement Agent's Fee, the Agent's Warrants and Expenses is due at and as a condition to any closing of the Offering, unless this condition is waived, in full or in part, by Paulson in its sole and exclusive discretion, in which case such payment shall be due promptly (and in no event more than three business days) following the time that Paulson requests such payment in the future. To the extent there is more than one closing of the Offering, payment of the proportional amount of the Placement Agent's Fee will be made out of the proceeds of subscriptions for the Securities sold at each closing.

2.   Offering Documents. AGENT will make available to Paulson, as soon as practicable after sufficient quantities thereof are made available to AGENT by the Company, copies any final investor presentation or other Offering Documents (defined below) to be used in connection with the Offering of the Securities in such numbers as Paulson may reasonably request. As used herein, "Offering Documents" means the offering memorandum or other offering materials (e.g., an investor presentation, subscription agreement and related documents, etc.), as it or they may be amended, restated and/or supplemented from time to time, authorized by the Company for use in connection with the Offering. Paulson will not use any documentation or provide other information regarding the solicitation of investment in the Company other than the Offering Documents that have been approved by AGENT.

3.   Term of Engagement. This Agreement will terminate upon the termination or expiration of the Placement Agency Agreement ("Termination Date"). It is hereby agreed and acknowledged that Paulson may terminate this Agreement prior to the Termination Date by providing to AGENT at least thirty (30) days advance written notification; provided, however, that this Agreement shall remain in full force and effect with respect to any transactions which took place prior to such notification.

4.   Representations, Warranties and Covenants. Each party hereto represents, warrants and/or covenants, as applicable, to the other party hereto as follows:

(a)          Such party has complied and will continue to comply with applicable federal and state securities laws relating to private offerings, including Regulation D, under the Act and the investors such party contacts in connection with the Offering in reliance on Regulation D will be "accredited investors" ("Covered Persons");

(b)          Such party has not engaged and will not engage in any general solicitation or advertising in connection with the Offering, unless otherwise agreed by the Company and AGENT;

(c)          Such party has complied and will continue to comply with all other applicable laws and regulations relating to the Offering, including, without limitation, Regulation M, and applicable Financial Industry Regulatory Authority, Inc.'s ("FINRA") rules and other restrictions on the dissemination of research reports and the activities of analysts;

(d)          Such party has all federal and state licenses, registrations and other governmental permits, if any, which are or may be required in order for such party to serve as an agent in connection with the Offering, such party is a member in good standing with FINRA and such party and its registered representatives making such contacts to accredited investors are duly licensed in the states where the accredited investor resides;

(e)          Such party has provided or will provide each investor solicited by such party with a copy of the Offering Documents the Company provides to the placement agents, and will not make any representation or provide any information to any potential investor other than as set forth therein;

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(f)          For purposes of sales to be made in reliance on Regulation D, such party will not make any offer to or distribute the Offering Documents to any person(s) other than the Covered Persons, and only if such Covered Persons are reasonably believed to be "accredited investors";

(g)          Such party will not bid for, purchase, or attempt to induce others to purchase, sell, directly or indirectly, any Securities, except as contemplated by this Agreement and the Offering Documents;

(h)          Such party will keep accurate records with respect to the delivery of copies of the Offering Documents, including the name, address and telephone number of each person receiving a copy thereof from such party and the date of delivery to each such recipient;

(i)          Such party shall provide to the other all transaction and due diligence files from the Offering for FINRA compliance purposes; and

(j)          Such party shall provide to the Company or any successor surviving entity in any merger of the Company, such information that the Company or such successor surviving entity is required to disclose under applicable securities laws.

5.    Blue Sky Matters. Paulson shall advise AGENT of any jurisdiction in which Paulson proposes to make (or solicit) offers in advance of making (or soliciting) any such offer, and Paulson shall not make any offer in any jurisdiction in which AGENT advises Paulson in writing that offers may not be made. AGENT shall advise Paulson as to the information AGENT has received from the Company's counsel concerning the jurisdictions in which the Securities comprising the Securities are either registered or exempted under the "blue sky" laws of such jurisdictions, but AGENT has not assumed and will not assume any obligation or responsibility as to Paulson 's legal right to sell the Securities in any jurisdiction. Paulson shall not bear any responsibility for filing a Form D with the U.S. Securities and Exchange Commission or making any other securities filings with respect to this Offering, except to the extent that applicable law requires Paulson to make such filing(s). AGENT shall work with the Company to ensure that Form D and "blue sky" Form U2 filings are timely made in relation to the Offering and, separately, shall be responsible for ensuring compliance with FINRA Rule 5123 filings.

6.   Reporting. Executed subscription/transaction documents shall be reviewed by Paulson, and promptly and -subsequently forwarded to AGENT at the address set forth above or as otherwise directed by AGENT. The acceptance of the executed subscription documents and subscription amounts are subject to allotment in AGENT's discretion and acceptance by the Company in its sole discretion. AGENT reserves the right to close the subscription books at any time without notice and to reject any subscriptions, in whole or in part.

7.  Payment, Disclosure of Payment and Delivery. Payment for the Securities Paulson places shall be made as described in the Offering Documents. AGENT shall work with the Company to and use its commercially reasonable efforts to ensure that the Offering Documents appropriately disclose such payment to Paulson . Securities placed by Paulson shall be delivered to the investor(s) on such closing date(s) as advised by the Company. Paulson does not have the right or authority to have any control over any of the funds for the purchase of the Securities in the Offering.

8.  Indemnification. Each party hereto (the "indemnifying party") agrees to indemnify the other party hereto and such other party's controlling persons, representatives and agents for any loss, damage, claim or expense arising out of the indemnifying party's breach of the representations, warranties and covenants set forth in Sections 4, 5 and 7 above, other than with respect to any such loss, damage, claim or expense arising out of such other party's gross negligence or willful misconduct.

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9.   Choice of Law; Assignment; Waiver of Trial by Jury. This Agreement (and all controversies which may arise between the parties related to or arising from this Agreement) is governed by the laws of the State of New York, without regard to conflicts of law principles. Each party hereby irrevocably and unconditionally consents to subject to the exclusive jurisdiction of the courts of the State of New York and of the United States of America located in New York County, New York for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto expect in such courts), waives any objection to the laying of venue of any such litigation in such courts and agrees not to plead or claim in any such court that such litigation brought therein has been brought in an inconvenient forum. This Agreement will be binding upon and inure to the benefit of each of the parties and their respective successors and assigns; provided that Paulson may not assign its rights or delegate its duties under this Agreement without the prior consent of AGENT. This Agreement may be assigned by AGENT in connection and to the same person as any assignment by AGENT of the Placement Agency Agreement. The parties agree to waive trial by jury in any action, proceeding or counterclaim brought by or on behalf of any party with respect to any matter whatsoever relating to or arising from this Agreement, the engagement of Paulson hereunder or the Offering. The prevailing party in any legal proceeding between the parties hereto shall be entitled to collect any costs, disbursements and reasonable attorney's fees from the other party.

10.   Sub-Agency Relationship. Paulson understands that all offers to purchase Securities are subject to acceptance by the Company in its sole discretion, that any fee payable to Paulson herein is dependent upon AGENT's right to receive compensation from the Company pursuant to the Placement Agency Agreement. Nothing herein shall serve to cause Paulson to become or constitute a partner or joint venturer or form any other relationship with AGENT, other than as a sub-agent specified herein. AGENT represents that it is currently authorized under the terms of the Placement Agency Agreement to engage and compensate selected dealer(s) (directly or by direction to the Company, which shall be binding on the Company, as the case may be), under this Agreement in connection with the Offering. The terms of the Placement Agency Agreement are incorporated herein and made part of this Agreement.

11.   Entire Agreement. This Agreement represents the entire agreement by and between AGENT and Paulson and supersedes any and all other agreements, either oral or written, with respect to the Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which is not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. AGENT and Paulson hereby agree that the opening and closing statements of this Agreement are incorporated herein by this reference and made a material part of this Agreement. If any part of this Agreement is found, or deemed by a court of competent jurisdiction, to be invalid or unenforceable, that part shall be severable from the remainder of the Agreement. Any modification of this Agreement will be effective only if it is in writing and signed by AGENT and Paulson .

12.   Authority and Notices. The signatories of the parties to this Agreement have the requisite corporate authority to enter into this Agreement and the authority to execute this Agreement. Any notices, affidavits or other communications hereunder shall be in writing and shall be deemed to have been duly delivered if personally delivered, mailed by certified mail or registered mail, return receipt requested, postage prepaid, or overnight express mail with signature of addressee required, at the addresses set forth above (or at such other address for a party as shall be specified by like notice). Any notices, affidavits or other communications shall first be faxed to the other party and deemed to put the other party on notice, but will not be deemed sufficient for service unless so stated herein.

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13.   Counterparts. This Agreement may be executed in counterparts and shall be deemed to be an original instrument which will be enforceable against the parties executing such counterparts. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in pdf format shall constitute effective execution and delivery of this Agreement. Signature of the parties transmitted by facsimile or in pdf format shall be deemed to be their original signatures for all purposes.

14.   Limitation of Liability. Neither Paulson nor any of its affiliates or any of its or their officers, directors, controlling persons (within the meaning of Section 15 of the Act or Section 20 of the 1934 Act), employees or agents shall have any liability to AGENT or the Company, either of their security holders or creditors, or any person asserting claims on behalf of or in the right of AGENT or the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Paulson and that are determined by a court of competent jurisdiction to have resulted from the intentional misrepresentation or willful misconduct of Paulson . Notwithstanding the foregoing, in no event shall Paulson 's obligation hereunder exceed the fees payable to it hereunder except where Paulson shall have been determined by a court of competent jurisdiction to have intentionally misrepresented a material fact or to have engaged in willful misconduct or violation of applicable law, in which case such liability shall be unlimited.

15.   Subsequent Revisions. The parties to this Agreement each hereby confirm that they will cooperate with each other to the extent that it may be necessary to enter into any revisions or amendments to this Agreement in the future to conform to any federal or state regulations.

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Agreement, whereupon it will become a binding agreement between AGENT and Paulson in accordance with its terms.

Very truly yours,

AGINCOURT LTD

By:	/s/ James J. Cahill
Name: James J. Cahill
Title: Managing Director

Acknowledged and Agreed to by:

PAULSON INVESTMENT COMPANY, INC.

By:	/s/ Lorraine Maxfield
Name: Lorraine Maxfield
Title: Sr. VP, Corporate Finance

Acknowledged by:

CARDAX PHARMACEUTICALS, INC.

By:	/s/ David G. Watumull
Name: David G. Watumull
Title: President and Chief Executive Officer

CARDAX PHARMA, INC.

By:	/s/ David G. Watumull
Name: David G. Watumull
Title: President and Chief Executive Officer